Contact: Chris Donaghey
443-733-1600

KEYW Reports First Quarter 2015 Financial Results

HANOVER, Md., May 7, 2015 (GLOBE NEWSWIRE) - The KEYW Holding Corporation (NASDAQ: KEYW) announces Q1 2015 revenue of $71.6 million versus Q1 2014 revenue of $63.8 million, an increase of 12%. Net loss for Q1 2015 was $6.1 million versus net loss of $3.1 million for Q1 2014. Fully diluted GAAP loss per share for Q1 2015 was $0.16 as compared to fully diluted GAAP loss per share of $0.08 in Q1 2014. Adjusted EBITDA (as described below) for Q1 2015 was $0.1 million. During Q1 2015, KEYW received $89 million in funding actions and ended the quarter with 1,153 employees.

“KEYW is off to a good start in 2015 with $89 million in new funding actions, 12% revenue growth versus last year, solid EBITDA margin in our government services business, and expansion of our customer base and technology capabilities through the acquisitions of Milestone Intelligence Group and Ponte Technologies,” commented Len Moodispaw, Chairman and CEO of KEYW. “In our commercial business, we launched a next-generation product in HawkEye G Release 3.0 and the combination of positive customer feedback, new pilot starts, and a pipeline of blue chip prospects point to an encouraging outlook for HawkEye G adoption in 2015.”

In KEYW’s Government Solutions segment, revenue in Q1 2015 was $68.8 million, an increase of 12% versus Q1 2014. The primary drivers of the increase are organic growth in both our Government services and products businesses and the acquisitions of Milestone Intelligence Group and Ponte Technologies. Gross margin in Q1 2015 was 29%, a decrease from 32% in Q1 2014 due to a mix shift toward lower-margin subcontractor labor in our services business and higher costs associated with deployments in our air services business. Adjusted EBITDA margin in the Government Solutions segment was 13% in Q1 2015, down from 14% in Q1 2014.

Revenue in KEYW’s Commercial Cyber Solutions segment was $2.8 million in Q1 2015, up 11% versus Q1 2014 revenue of $2.5 million. Bookings in Q1 2015 were $3.1 million. Operating expense in Q1 2015 was $11.0 million, up from $8.5 million in Q1 2014, as a result of continued additions to the product development, marketing, and sales organizations.

Adjusted EBITDA, as defined by KEYW, is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America, or US GAAP. The adjusted EBITDA reconciliation tables below provide a reconciliation of this non-US GAAP financial measure to net income (loss), the most directly comparable financial measure calculated and presented in accordance with US GAAP. Adjusted EBITDA should not be considered as an alternative to net income, operating income or any other measure of financial performance calculated and presented in accordance with US GAAP. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA or similarly titled measures in the same manner as we do. We prepare adjusted EBITDA to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate. In addition, our board of directors and management use adjusted EBITDA:

•	as a measure of operating performance;

•	to determine a significant portion of management’s incentive compensation;

•	for planning purposes, including the preparation of our annual operating budget; and
to evaluate the effectiveness of our business strategies.

	Three months ended March 31, 2015	Three months ended March 31, 2014
	(Unaudited and in thousands)
Net Loss	$(6,102)	$(3,076)
Depreciation	1,944	1,554
Intangible Amortization	3,070	3,125
Acquisition Costs and Other Nonrecurring Costs	1,165	3
Stock Compensation Amortization	1,189	1,624
Interest Expense	2,543	857
Tax Benefit	(3,671)	(1,669)
Adjusted EBITDA	$138	$2,418

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

Government Solutions Statements of Operations

	Three months ended March 31, 2015	Three months ended March 31, 2014
	(Unaudited and in thousands)

Revenues	$68,849	$61,308
Costs of Revenues, excluding amortization	48,607	41,769
Gross Profit	20,242	19,539

Operating expenses	15,219	13,712
Intangible amortization expense	1,791	2,143
Net Operating Income	3,232	3,684

Reconciliation of Net Operating Income to Adjusted EBITDA:

Depreciation	1,330	1,406
Intangible Amortization	1,791	2,143
Acquisition Costs and Other Nonrecurring Costs	1,165	3
Stock Compensation Amortization	1,189	1,624
Segment Adjusted EBITDA	$8,707	$8,860

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

Commercial Cyber Solutions Statements of Operations

	Three months ended March 31, 2015	Three months ended March 31, 2014
	(Unaudited and in thousands)

Revenues	$2,785	$2,499
Costs of Revenues, excluding amortization	984	546
Gross Profit	1,801	1,953

Operating expenses	10,984	8,543
Intangible amortization expense	1,279	982
Net Operating Loss	(10,462)	(7,572)

Reconciliation of Net Operating Loss to Adjusted EBITDA:

Depreciation	614	148
Intangible Amortization	1,279	982
Segment Adjusted EBITDA	$(8,569)	$(6,442)

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three months ended March 31, 2015	Three months ended March 31, 2014
	(Unaudited)	(Unaudited)
Revenues
Government Solutions	$68,849	$61,308
Commercial Cyber Solutions	2,785	2,499
Total	71,634	63,807
Costs of Revenues, excluding amortization
Government Solutions	48,607	41,769
Commercial Cyber Solutions	984	546
Total	49,591	42,315
Gross Profit
Government Solutions	20,242	19,539
Commercial Cyber Solutions	1,801	1,953
Total	22,043	21,492
Operating Expenses
Operating expenses	26,203	22,255
Intangible amortization expense	3,070	3,125
Total	29,273	25,380
Operating Loss	(7,230)	(3,888)
Non-Operating Expense, net	2,543	857
Loss before Income Taxes	(9,773)	(4,745)
Income Tax Benefit, net	(3,671)	(1,669)
Net Loss	$(6,102)	$(3,076)
Weighted Average Common Shares Outstanding
Basic	37,632,364	37,154,579
Diluted	37,632,364	37,154,579
Loss per Share
Basic	$(0.16)	$(0.08)
Diluted	$(0.16)	$(0.08)

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
(In thousands, except share and par value per share amounts)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,230	$39,601
Receivables	57,855	56,961
Inventories, net	16,255	14,861
Prepaid expenses	2,802	3,139
Income tax receivable	7,669	3,951
Deferred tax asset, current	2,877	2,878
Total current assets	103,688	121,391

Property and equipment, net	29,513	29,341
Goodwill	306,350	295,984
Other intangibles, net	26,139	21,109
Other assets	4,695	5,208
TOTAL ASSETS	$470,385	$473,033
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,010	$10,266
Accrued expenses	6,517	7,009
Accrued salaries and wages	10,991	11,648
Deferred revenue	4,526	4,488
Total current liabilities	32,044	33,411
Long-term liabilities:
Convertible senior notes, net of discount	125,605	124,338
Non-current deferred tax liability	5,102	4,294
Other non-current liabilities	6,526	6,619
TOTAL LIABILITIES	169,277	168,662
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value; 5 million shares authorized, none issued	—	—
Common stock, $0.001 par value; 100 million shares authorized, 37,835,419 and 37,601,474 shares issued and outstanding	38	38
Additional paid-in capital	322,393	319,554
(Accumulated deficit) Retained earnings	(21,323)	(15,221)
Total stockholders’ equity	301,108	304,371
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$470,385	$473,033

THE KEYW HOLDING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended March 31, 2015	Three months ended March 31, 2014
	(Unaudited)	(Unaudited)
Net loss	$(6,102)	$(3,076)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock compensation	1,189	1,624
Depreciation/Amortization	5,014	4,679
Amortization of discount of convertible debt	1,268	—
Windfall tax benefit from option exercise	—	(421)
Deferred taxes	—	(2,276)
Changes in balance sheet items:
Receivables	1,752	2,130
Inventory	(1,394)	(1,635)
Prepaid expenses	416	(225)
Income tax receivable	(3,718)	574
Accounts payable	(256)	(711)
Accrued expenses	(3,830)	(2,289)
Other	516	(34)
Net cash used by operating activities	(5,145)	(1,660)
Cash flows from investing activities:
Acquisitions, net of cash acquired	(16,328)	—
Purchase of property and equipment	(1,930)	(1,494)
Net cash used in investing activities	(18,258)	(1,494)
Cash flows from financing activities:
Proceeds from revolver	—	2,000
Repayment of debt	—	(1,750)
Windfall tax benefit from option exercise	—	421
Proceeds from option and warrant exercises, net	32	67
Net cash provided by (used in) financing activities	32	738
Net increase in cash and cash equivalents	(23,371)	(2,416)
Cash and cash equivalents at beginning of period	39,601	2,480
Cash and cash equivalents at end of period	$16,230	$64

A conference call has been scheduled to discuss these results on May 7, 2015 at 5:00 p.m. (EST). At that time, Management will review the Company's first quarter 2015 financial results, followed by a question-and-answer session to further discuss the results.

Interested parties will be able to connect to our Webcast via the Investor page on our website, http://investors.keywcorp.com on May 7, 2015. We encourage people to register for an email reminder about the Webcast on the Event Calendar tab, also found on the Investors page of our website. Interested parties may also listen to the conference call by calling 1-877-853-5645. The International Dial-In access number will be 1-408-940-3868. The conference ID for the event is 26276188.

An archive of the Webcast will be available on our webpage following the call. In addition, a podcast of our conference call will be available for download from our Investors page of our website at approximately the same time as the webcast replay.

About KEYW

KEYW provides agile cyber superiority, cybersecurity, and geospatial intelligence solutions for US Government intelligence and defense customers and commercial enterprises. We create our solutions by combining our services and expertise with hardware, software, and proprietary technology to meet our customers' requirements. For more information contact The KEYW Holding Corporation, 7740 Milestone Parkway, Suite 400, Hanover, Maryland 21076; Phone 443-733-1600; Fax 443-733-1601; E-mail investors@keywcorp.com.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about our future expectations, plans and prospects, statements regarding the outlook for Hawkeye G adoption in 2015, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities,” and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to those risk factors set forth in our Annual Report on Form 10-K, dated and filed March 9, 2015 with the Securities and Exchange Commission (SEC) as required under the Securities Act of 1934, and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. KEYW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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